Exhibit 99.1

NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Email: ir@Globalscape.com Contact: Jim Fanucchi, Darrow Associates, Inc. Phone number: (408) 404-5400 Email: ir@Globalscape.com

Globalscape Announces Financial Results for the Second Quarter 2014

Revenue for the Quarter is the Highest in Company History

SAN ANTONIO, Texas — August 13, 2014 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, announced today its financial results for the three and six month periods ended June 30, 2014.

Revenue for the three months ended June 30, 2014, was $6.7 million, which is the highest quarterly revenue in Globalscape’s history. This result is an increase of 13% when compared with revenue of $5.9 million for the three months ended June 30, 2013.

Revenue for the six months ended June 30, 2014, was $12.4 million, which is the highest combined first and second quarter revenue in Globalscape’s history. This result is an increase of 5% when compared with revenue of $11.8 million for the six months ended June 30, 2013.

Deferred revenue, which the Company believes can be an indicator of future revenue trends, was $12.1 million at June 30, 2014, compared with $10.9 million at June 30, 2013, or an increase of 11%.

For the three months ended June 30, 2014, the Company had net income of $488,000 compared with net income of $381,000 for the three months ended June 30, 2013. Earnings per share was $0.02 for both periods.

For the six months ended June 30, 2014, the Company had net income of $1.0 million compared with net income of $898,000 for the six months ended June 30, 2013. Earnings per share was $0.05 for both periods.

Adjusted EBITDA Excluding Infrequent Items was $975,000 for the three months ended June 30, 2014, compared with $808,000 for the three months ended June 30, 2013, and was $1.9 million for the six months ended June 30, 2014, compared with $1.8 million for the six months ended June 30, 2013. Adjusted EBITDA Excluding Infrequent Items is not a measure of financial performance under GAAP and has limitations as an analytical tool and when assessing the Company’s operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Cash and cash equivalents were $11.7 million at June 30, 2014, up from $9.5 million at December 31, 2013.

“I am pleased with our accomplishments during 2014. Our record revenue in the second quarter is a testament to the success of our recent and ongoing investment in sales, channel, demand generation and product development initiatives we discussed earlier this year.   At the same time, we maintained profitability and consistent earnings per share,” said James Bindseil, Globalscape’s President and Chief Executive Officer.   “While this quarter’s numbers are positive, we still have a lot of work ahead of us and recognize our results, while headed in an upward trajectory, will vary on a quarterly basis. However, we are confident in the plans we have in place and in our ability to achieve our long-term operational and financial objectives.”

Conference Call August 13, 2014 at 4:30 p.m. ET

Globalscape management will hold a conference call Wednesday, August 13, 2014 to discuss financial results for the second quarter of 2014 and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wanting to join should dial 888-576-4387 or 719-325-2455 and use Conference ID # 2278812. A live webcast of the conference call will also be available in the investor relations page of the company's website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website through September 12, 2014.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT , the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Operating Revenues:
Software licenses	$2,495	$1,905	$4,096	$3,863
Maintenance and support	3,697	3,367	7,265	6,650
Professional services	287	426	524	825
Other	207	227	528	467
Total Revenues	6,686	5,925	12,413	11,805
Operating Expenses:
Cost of revenues	197	269	401	533
Selling, general and administrative	4,850	3,796	8,897	7,646
Research and development	689	968	1,215	1,730
Depreciation and amortization	177	264	318	521
Total operating expenses	5,913	5,297	10,831	10,430
Income from operations	773	628	1,582	1,375
Other expense, net	(27)	(43)	(48)	(90)
Income before income taxes	746	585	1,534	1,285
Income tax expense	258	204	511	387
Net income	$488	$381	$1,023	$898
Comprehensive income	$488	$381	$1,023	$898

Net income per common share -
Basic	$0.02	$0.02	$0.05	$0.05
Diluted	$0.02	$0.02	$0.05	$0.05

Weighted average shares outstanding:
Basic	20,071	18,502	19,789	18,473
Diluted	20,622	18,955	20,487	18,920

GlobalSCAPE, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share amounts)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$11,693	$9,455
Accounts receivable (net of allowance for doubtful accounts of $394 and $154 in 2014 and 2013, respectively)	5,624	3,765
Federal income tax receivable	371	113
Current deferred tax asset	138	184
Prepaid expenses	415	349
Total current assets	18,241	13,866

Long term investments	3,153	3,122
Capitalized software development costs, net	2,139	1,028
Deferred tax asset	824	1,476
Goodwill	12,712	12,712
Fixed assets, net	724	744
Other assets	93	144
Total assets	$37,886	$33,092

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$998	$655
Accrued expenses	1,691	898
Deferred revenue	9,493	9,092
Long term debt, current portion	1,429	1,397
Total current liabilities	13,611	12,042

Deferred revenue, non-current portion	2,646	1,708
Long term debt, non-current portion	2,268	2,989
Other long term liabilities	56	60
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 20,837,727 and 19,592,117 shares issued at June 30, 2014 and December 31, 2013, respectively	21	20
Additional paid-in capital	17,822	15,834
Treasury stock, 403,581 shares, at cost, at June 30, 2014 and December 31, 2013	(1,452)	(1,452)
Retained earnings	2,914	1,891
Total stockholders’ equity	19,305	16,293
Total liabilities and stockholders’ equity	$37,886	$33,092

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Six Months Ended June 30,
	2014	2013
Operating Activities:
Net income	$1,023	$898
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	240	75
Depreciation and amortization	318	521
Stock-based compensation	256	297
Deferred taxes	697	81
Excess tax deficiency from share-based compensation	294	27
Changes in operating assets and liabilities:
Accounts receivable	(2,099)	(1,524)
Prepaid expenses	(66)	15
Income tax receivable and payable	(551)	(416)
Other assets	51	(62)
Accounts payable	342	160
Accrued expenses	793	(82)
Deferred revenue	1,338	1,206
Other long-term liabilities	(2)	(1)
Net cash provided by operating activities	2,634	1,195
Investing Activities:
Software development costs	(1,284)	(360)
Purchase of property and equipment	(124)	(39)
Purchase of TappIn, Inc. and earnout payments	-	(500)
Interest on long term investments	(32)	(31)
Net cash (used in) investing activities	(1,440)	(930)
Financing Activities:
Proceeds from exercise of stock options	2,026	157
Tax deficiency (benefit) from stock-based compensation	(294)	(27)
Notes payable principle payments	(688)	(662)
Net cash provided by (used in) financing activities	1,044	(532)
Net increase (decrease) in cash	2,238	(267)
Cash at beginning of period	9,455	8,079
Cash at end of period	$11,693	$7,812

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$93	$125
Income taxes	$379	$734

GlobalSCAPE, Inc.
Adjusted EBITDA Before Infrequent Items
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$488	$381	$1,023	$898
Add (subtract) items to determine adjusted EBITDA:
Income tax expense	258	204	511	387
Interest expense, net	27	43	47	90
Depreciation and amortization:
Total depreciation and amortization	177	264	318	521
Amortization of capitalized software development costs	(105)	(189)	(173)	(369)
Stock-based compensation expense	130	105	256	297
Adjusted EBITDA	$975	$808	$1,982	$1,824